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                                                                   EXHIBIT 10.42


                                    THE GUARDIAN

                                REINSURANCE AGREEMENT




                                       between




                               ARISTA INSURANCE COMPANY


                                  New York, New York


                      (hereinafter referred to as the "Company")



                                         and




                    THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA



                                  New York, New York


                     (hereinafter referred to as "The Guardian")



                                                                     QUOTA SHARE


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                                       CONTENTS


                                   PREAMBLE
ARTICLE I                          BASIS OF REINSURANCE
ARTICLE II                         TERM AND CANCELLATION
ARTICLE III                        REINSURANCE'S LIABILITY
ARTICLE IV                         SPECIAL ACCEPTANCES
ARTICLE V                          SPECIAL ACCEPTANCES
ARTICLE VI                         OFFSET
ARTICLE VII                        PREMIUMS AND ACCOUNTS
ARTICLE VIII                       TAXES
ARTICLE IX                         ACCESS TO COMPANY'S RECORDS
ARTICLE X                          ARBITRATION
ARTICLE XI                         INSOLVENCY
ARTICLE XII                        CONTROL
ARTICLE XIII                       MISCELLANEOUS
ARTICLE XIV                        EXECUTION

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                                       PREAMBLE


The Company and The Guardian mutually agree to reinsure New York State Statutory, Super Statutory and Voluntary Disability Benefits Law policies on the terms and conditions set out below. The Agreement is solely between the Company and The Guardian, and performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall anyone other than Company or The Guardian have any rights under this Agreement. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties.


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                                      ARTICLE  I
                                 BASIS OF REINSURANCE

The Company agrees to cede and The Guardian agrees to accept by way of reinsurance, on the terms and conditions hereinafter appearing, a 50% quota share participation in claim liabilities and producer commissions arising from the Company's New York State Statutory, Super Statutory and Voluntary Disability Benefits Law policies, both for business in force as of the effective date of this Agreement as well as for new business issued and or acquired after the effective date of this Agreement. The Guardian is liable only for claim liabilities incurred and producer commissions earned on or after the effective date of this treaty (regardless of the policy anniversary dates of the underlying business).

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                                     ARTICLE  II
                                TERM AND CANCELLATION

This Agreement shall take effect at 12:01 A.M. Eastern Standard Time on January 1, 1998 and shall remain in force and effect for an indefinite period but may be canceled, for in force business as well as new business, at any time by The Guardian giving to the Company ninety (90) days prior written notice. This Agreement may be canceled, for in force business as well as new business, by the Company giving to The Guardian ninety (90) days prior written notice. In the event that the Company is sold the Company will exert its best effort to ensure that the reinsurance relationship with The Guardian continues. Notwithstanding the foregoing, cancellation of this Agreement may be as of an agreed date on any basis mutually acceptable to the parties hereto.

Unless otherwise agreed to by the parties hereto, The Guardian shall continue to participate in all reinsurance coming within the terms of this Agreement prior to the of cancellation of this Agreement.

It is agreed, however, that the reinsurance with respect to all policies in force on the date of cancellation of this Agreement shall terminate as to each such policy as of the date of cancellation of this Agreement. The Guardian shall remain liable for its share of claim liabilities which are incurred and producer commissions earned prior to the termination of this Agreement.



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                                     ARTICLE  III
                                REINSURANCE LIABILITY

All reinsurance provided hereunder shall be subject to the same clauses, rates, terms, conditions and endorsements as the Company's original policies insofar as they relate to the business covered pursuant to Article I hereunder. This Agreement and the reinsurance coverage provided hereunder is subject to the Company's maintaining its existing underwriting and pricing criteria. Changes or revisions in the Company's policies or rates shall not be made without the prior written approval of The Guardian.

The maximum issue limit per person under each policy shall be as mandated by New York State, unless the Company has issued superstatutory coverage under its regular rate manual underwriting guidelines.

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                                     ARTICLE  IV
                                 SPECIAL ACCEPTANCES

Any insurance coverage that is specially accepted by The Guardian from the Company in writing shall be covered under this Agreement and subject to the terms hereof, except as such terms shall be modified by such acceptance.

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                                      ARTICLE  V
                                        LOSSES

Prompt written notice shall be given to The Guardian of all losses which, in the opinion of the Company, will result in a claim hereunder.

The Company agrees that it will investigate and settle, or defend all losses arising under policies reinsured hereunder, provided they are within the terms of this Agreement.

The Company's original policies shall be binding on The Guardian, who agrees to pay all amounts for which it may be liable upon being furnished by the Company with reasonable evidence of the amount due, including its proportionate share of legal expenses directly allocated according to the usual practice of the Company and paid in connection with the losses within the scope of this Agreement, with the exclusion of loss adjustment expenses and office expenses of the Company and salaries of its employees.

If   The  Guardian  so chooses,  it  will  discharge  its  liability  by payment of the full amount of reinsurance to the Company. In no event shall The Guardian be liable for punitive damages, statutory penalties or compensatory damages which are awarded against the Company as a result of an act, omission or course of conduct committed by or on behalf of the Company in connection with the insurance reinsured under this Agreement.

For purposes of this provision, the following definitions shall apply:

     1. "Punitive damages" are those damages awarded as a penalty, the amount of which is not governed or fixed by statute.

     2. "Statutory penalties" are those amounts which are awarded to as a penalty but fixed in amount by statute.

     3. "Compensatory damages" are those amounts awarded to compensate for actual damages sustained, and are not awarded as penalty or fixed in amount by statute.

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                                     ARTICLE  VI
                                        OFFSET

The Company or The Guardian may offset any balance(s), from premiums, commissions, losses or any other amount(s) due from one party to the other under this Agreement or under any other reinsurance agreement heretofore or hereafter entered into between the Company and The Guardian, whether acting as assuming reinsurer or as ceding Company.


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                                     ARTICLE  VII
                                 PREMIUM AND ACCOUNTS

The Company shall pay to The Guardian Reinsurance Premium for the business ceded hereunder as follows:

For purposes of this treaty, Reinsurance Premium shall equal 50% of {the Company's gross earned premium less an Expense Allowance}. The Company's Expense Allowance will be calculated as follows:

     8.0% of the Company's Gross Earned Premium;  plus
     Gross premium taxes, licenses & fees incurred by the Company;  plus
     DBL assessments incurred by the Company;  plus
     Experience Incentive = the Company's Gross Earned Premium x 0.50 x [0.88 - Cost Percentage], where

          - The Experience Incentive will have a minimum value of 0% and a maximum value of +5%;

          - The Cost Percentage = [Gross Incurred Claims + Gross Producer Commissions Earned + Gross Premium Taxes Incurred + Gross DBL Assessments Earned]/ Gross Earned Premium; and

          - The Experience Incentive will be calculated by the Company annually, within four months following the close of this Agreement's anniversary; in addition, the Experience Incentive will be estimated by the Company and paid quarterly, with an annual payment reflecting the difference between the four quarterly estimates and the annual calculation. In the event of cancellation of this Agreement, the final Experience Incentive will be calculated by the Company and paid no later than four months after cancellation. Such payment shall reflect any differences between the final calculation and the prior quarterly estimated payments.

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Within five days (5) after each calendar quarter, the Company shall submit to
The Guardian estimates of the following, including any and all supporting detail:

     a.   Reinsured earned premium.
     b.   Reinsured Commission Earned, Premium Taxes and DBL Assessments Earned.
     c.   Reinsured Losses Incurred.
     d.   Experience Incentive.
     e.   Net Amount due the Company/The Guardian.


Within thirty days (30) days after each calendar quarter, the Company shall submit to The Guardian a final report on the following, including and all supporting detail:

     a.   Reinsured earned premium.
     b.   Reinsured Commission Earned, Premium Taxes and DBL Assessments Earned.
     c.   Reinsured Losses Incurred.
     d.   Net Amount due the Company/The Guardian.

The balance due either The Guardian or the Company shall be payable promptly within 15 days of the final quarterly report due date.

Following each calendar year, the Company shall submit to The Guardian the following:

     a. Audited statutory and GAAP financial statements deliverable within 120 days after the end of the calendar year
     b. Certified Actuarial Opinion deliverable within 45 days after the end of the calendar year.

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                                    ARTICLE  VIII
                                        TAXES

The Guardian shall not be liable for the payment of any premium taxes in connection with the business being reinsured under this Agreement.

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                                     ARTICLE  IX
                             ACCESS TO COMPANY'S RECORDS

The Company shall make available to The Guardian, and The Guardian or its authorized representative, shall have the right to inspect, at all reasonable times during the term of this Agreement and thereafter as may become necessary, all books records, and papers of the Company pertaining to the reinsurance provided hereunder.

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                                     ARTICLE  X
                                     ARBITRATION

All disputes and differences between the Company and The Guardian on which an amicable understanding cannot be reached shall be decided by arbitration at the home office of the Company. The following procedures shall apply:

Upon written request of either party, each party shall choose an arbitrator and the two chosen arbitrators shall select a third arbitrator. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of the written request for arbitration, the requesting party may appoint a second arbitrator. Such notice of arbitration shall be sent certified or registered mail. If the two arbitrators fail to agree on the selection of the third arbitrator within (30) days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision as to the third arbitrator shall be determined by drawing lots.


All arbitrators shall be active or retired officers of life or reinsurance companies and disinterested in the outcome of the arbitration. Each party shall submit its case to the arbitrators within thirty (30) days of the appointment of the third arbitrator.

The parties hereby waive all objections to the method of choosing the arbitrators, it being the intention of both parties that all the arbitrators be chosen from those submitted by the parties.

The arbitrators shall have the power to determine all procedural rules for the holding of the arbitration including, but not limited to inspecting documents, examination of witnesses and any other matter relating to the conduct of the arbitration.

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The arbitrators shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. The arbitrators shall consider customary and standard practices of the life and health reinsurance business. Each party shall bear the expense of its own arbitrator and related outside attorneys' fees, and shall equally bear the expense of the third arbitrator and of the arbitration.

This Agreement shall be construed in accordance with the laws of the State of New York. The decision, in writing, of the majority of the arbitrators, shall be final and binding upon both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction.

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                                    ARTICLE  XI
                                      INSOLVENCY

All claim liabilities and producer commissions reinsured under this Agreement will be paid by The Guardian directly to the Company, its liquidator, receiver or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company.

In the event of the insolvency of the Company, the liquidator, receiver or statutory successor of the Company will give The Guardian written notice of a pending claim against the Company on any reinsured policy within a reasonable time after the claim is filed in the insolvency proceedings. While the claim is pending, The Guardian may investigate the claim and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defense which it may deem available to the Company or its liquidator, receiver or statutory successor. Any expense incurred by The Guardian will be charged, subject to court approval, against the Company as an expense of liquidation to the extent of a proportionate share of the benefit that accrues to the Company as a result of the defenses by The Guardian. Where two or more reinsurers are involved and majority in interest elect to defend the claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as if the expense had been incurred by the Company.

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                                    ARTICLE  XII
                                       CONTROL

It is understood and agreed that if at any time during the continuance of this Agreement, the Company shall be acquired or controlled by, or merged with any other company, then acting upon actual or constructive notice thereof, either party shall have the right forthwith to terminate this Agreement by giving thirty (30) days written notice by certified or registered mail.

In the event of such termination, this Agreement shall remain in full force and effect only with respect to all claim liabilities and producer commissions reinsured hereunder between the Agreement's effective date and time of termination.

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                                   ARTICLE  XIII
                                    MISCELLANEOUS

ASSIGNMENT:         Neither the Company nor The Guardian may assign this
Agreement to another entity without the written consent of the other party.

APPLICABLE LAW:          This Agreement shall be deemed to have been made and
shall be interpreted and construed pursuant to the laws of the State of New York. The parties agree to submit to the jurisdiction of any court of competent jurisdiction in the State of New York, to comply with all requirements necessary to give such court jurisdiction, and to abide by the final decision of such court or any Appellate Court in the event of appeal. The parties hereby designate the State of New York Department of Insurance as its true and lawful attorney upon whom may be served any lawful process and any action, suit, or proceeding instituted by or on behalf of either party. This provision, however, is not intended to conflict with or override the obligation of the parties to arbitrate in accordance with Article XII.

NOTICES:            All notices required or permitted to be given by any party to this Agreement shall be in writing and sent to the other party addressed as follows (or to such other addresses as the parties may hereafter designate by notices given):

     If to the Company:       Arista Insurance Company
                              116 John Street
                              New York, New York 10038
                              Attention:   Stanley S. Mandel

     If to the Reinsurer:     The Guardian Life Insurance Company of America
                              3900 Burgess Place
                              Bethlehem, PA 18017
                              Attention:   Stuart J. Shaw - Suite 2E

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MULTIPLE COUNTERPARTS:   This Agreement may be executed in multiple
counterparts.

DRAFTING:      The terms of this Agreement shall not be construed in favor of or against any party on account of that party's participation or lack of participation in the drafting of this Agreement.

ENTIRE AGREEMENT:   This Agreement constitutes the entire agreement and
supersedes prior agreements, understandings and negotiations, oral and written, between the parties with respect to the contents of this Agreement. No waiver, amendment, modification hereof shall be of any force or effect unless it is in writing and signed by the parties and making specific reference to this Agreement.

SEPARABILITY OF PROVISIONS:   If  any provision of this Agreement is held to be
unenforceable by a tribunal having jurisdiction in the matter, then such provision shall be enforced to the maximum extent possible and the remaining provisions shall remain in full force and effect. Furthermore, in lieu of such unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms as may be possible and enforceable.

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                                     ARTICLE XIV
                                      EXECUTION

In witness of the above, this Agreement is signed in duplicate on the dates and at the places indicated below with an effective date of January 1, 1998.


Date:  March 19, 1998 ARISTA INSURANCE COMPANY

Place:   NEW YORK, NEW YORK             By:  /s/ Illegible
                                           ----------------------

Witness: /s/ Suzette DeBenedictis       Title:  President
        -------------------------


Date:    March 19, 1998        THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

Place:  NEW YORK, NEW YORK              By:  /s/ D.J. Shaw
                                            -----------------------

Witness:  /s/ Linda Petroslilo          Title: /s/ Stuart J. Shaw
        ------------------------               ---------------------
                                                Second Vice President



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